Exhibit 99.1

Stran & Company Reports 32% Increase in Third Quarter 2026 Gross Profit as Gross Margin Expands to 33.3%

Nine-Month Net Income of $1.1 Million, an Improvement of $2.1 Million Over the Prior-Year Period

Conference Call to be Held Wednesday, November 11, 2026 at 10:00 a.m. Eastern Time

Quincy, MA / November 10, 2026 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced its financial results for the three and nine months ended September 30, 2026, and provided a business update. Management will host a conference call at 10:00 a.m. Eastern Time on Wednesday, November 11, 2026.

Third Quarter 2026 Financial Highlights

●	Sales: $28.1 million, up 8.2% year-over-year

●	Gross Profit: $9.4 million, up 32.4% year-over-year

●	Gross Margin: 33.3%, compared to 27.2% in the prior-year period, an increase of approximately 610 basis points

●	Net Income: $35,000, compared to a net loss of $1.2 million in the prior-year period

●	EBITDA: $0.3 million, compared to $(1.1) million in the prior-year period

●	Stran Loyalty Solutions (“SLS”) Segment: gross profit of $3.0 million and income from operations of $0.7 million, compared to gross profit of $1.6 million and a loss from operations of $0.4 million in the prior-year period

●	Cash, Cash Equivalents and Investments: $12.6 million as of September 30, 2026

Nine-Month 2026 Financial Highlights

●	Sales: $92.7 million, up 6.3% year-over-year

●	Gross Profit: $29.0 million, up 14.2% year-over-year

●	Gross Margin: 31.3%, compared to 29.1% in the prior-year period

●	Net Income: $1.1 million, compared to a net loss of approximately $1.0 million in the prior-year period

●	EBITDA: $1.8 million, compared to $(0.4) million in the prior-year period

●	Operating Cash Flow: $1.8 million of net cash provided by operating activities, compared to $4.8 million used in the prior-year period

“Our third-quarter results reflect the progress we are making in building a stronger, more profitable business,” said Andy Shape, Chief Executive Officer of Stran. “Revenue grew 8.2% to $28.1 million, gross profit increased 32.4% to $9.4 million, and gross margin expanded by approximately 610 basis points to 33.3%. We are beginning to see the benefits of the operational improvements and strategic investments we have made across the organization, particularly within Stran Loyalty Solutions, which is becoming a more meaningful contributor to our overall profitability, with segment gross profit increasing to $3.0 million from $1.6 million a year ago. Importantly, for the first nine months of 2026, we generated net income of $1.1 million, compared to a net loss of $1.0 million in the prior-year period.”

“Looking ahead, our focus remains on translating revenue growth into stronger earnings and cash flow, while maintaining the financial flexibility to pursue new customer opportunities and strategic growth initiatives. We also continue to execute our share repurchase program as part of our disciplined approach to capital allocation. During the third quarter, we repurchased approximately 109,000 shares. With an improving earnings profile, positive operating cash flow and a strong balance sheet, we believe Stran is entering its next phase of growth from a stronger financial position.”

Financial Results for the Three Months Ended September 30, 2026

●	Total sales increased 8.2% to $28.1 million for the three months ended September 30, 2026, compared to $26.0 million for the three months ended September 30, 2025. Sales by our Stran segment increased 4.7% to $18.5 million, compared to $17.6 million, and sales by our SLS segment increased 15.4% to $9.6 million, compared to $8.3 million.

●	Gross profit increased 32.4% to $9.4 million, compared to $7.1 million in the prior-year period. Gross profit margin increased to 33.3%, compared to 27.2%, an improvement of approximately 610 basis points. Gross profit for the Stran segment increased 15.4% to $6.4 million, with a gross margin of 34.4%, compared to 31.2%. Gross profit for the SLS segment increased 92.4% to $3.0 million, with a gross margin of 31.2%, compared to 18.7%, reflecting improved customer mix, effective cost management and lower tariffs, and including a tariff refund of approximately $0.2 million.

●	Total operating expenses increased 7.5% to $9.5 million, compared to $8.9 million in the prior-year period. As a percentage of sales, total operating expenses decreased to 33.9%, compared to 34.1%.

●	Net income was approximately $35,000, compared to a net loss of $1.2 million in the prior-year period.

●	EBITDA was $0.3 million, compared to $(1.1) million in the prior-year period, an improvement of $1.4 million.

Financial Results for the Nine Months Ended September 30, 2026

●	Total sales increased 6.3% to $92.7 million for the nine months ended September 30, 2026, compared to $87.3 million for the nine months ended September 30, 2025. Sales by our Stran segment increased 8.0% to $65.2 million, compared to $60.3 million, and sales by our SLS segment increased 2.3% to $27.5 million, compared to $26.9 million.

●	Gross profit increased 14.2% to $29.0 million, compared to $25.4 million in the prior-year period. Gross profit margin improved to 31.3%, compared to 29.1%. Gross profit for the Stran segment increased 7.2% to $21.3 million, with a gross margin of 32.7%, compared to 33.0%. Gross profit for the SLS segment increased 39.3% to $7.7 million, with a gross margin of 28.0%, compared to 20.5%.

●	Total operating expenses increased 4.0% to $28.4 million, compared to $27.3 million in the prior-year period. As a percentage of sales, total operating expenses decreased to 30.7%, compared to 31.3%.

●	Net income was approximately $1.1 million, compared to a net loss of approximately $1.0 million in the prior-year period.

●	EBITDA was $1.8 million, compared to $(0.4) million in the prior-year period, an improvement of $2.2 million.

Conference Call

Management will host a conference call at 10:00 A.M. Eastern Time on Wednesday, November 11, 2026, to discuss the Company’s financial results, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 185399. A webcast of the call may be accessed at https://www.webcaster5.com/Webcast/Page/2855/54736 or on the Investor Relations section of the Company’s website: ir.stran.com/news-events/ir-calendar.

A webcast replay will be available on the Investor Relations section of the Company’s website (ir.stran.com/news-events/ir-calendar) through November 11, 2027. A telephone replay of the call will be available approximately one hour following the call, through November 25, 2026, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 54736.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, the Company’s belief that it is building a stronger, more profitable business; the Company’s belief that it is beginning to see the benefits of its operational improvements and strategic investments; the Company’s expectation that SLS will become a more meaningful contributor to its profitability; the Company’s focus on translating revenue growth into stronger earnings and cash flow; the Company’s ability to maintain financial flexibility and to pursue new customer opportunities and strategic growth initiatives; the Company’s expectations regarding future repurchases under its share repurchase program and its approach to capital allocation; the Company’s belief that it has an improving earnings profile, positive operating cash flow and a strong balance sheet; and the Company’s belief that it is entering its next phase of growth from a stronger financial position. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s ability to achieve or sustain profitability, including in its SLS segment; the Company’s ability to sustain recent gross margin levels, including because results for the three months ended September 30, 2026 benefited from a tariff refund of approximately $0.2 million that may not recur; evolving trade matters, including tariffs under Section 301 of the Trade Act of 1974 and other trade measures on goods the Company purchases from manufacturers in China and other countries, the Company’s ability to pass increased costs through to customers or to shift sourcing cost-effectively, and the uncertain timing, amount and availability of any further refunds of previously paid tariffs, which remain subject to ongoing litigation; volatility in energy and oil markets, including as a result of geopolitical tensions in the Middle East, and its impact on manufacturing, transportation and packaging costs; the Company’s ability to retain key clients and secure new client engagements, including realizing expected revenue from new contracts and personnel; the Company’s dependence on a limited number of significant clients, including concentration of sales and accounts receivable with individual customers; the Company’s ability to generate positive operating cash flow, which may fluctuate due to the timing of customer orders, inventory purchases, customer deposits and rewards program funding; the Company’s ability to maintain sufficient liquidity and capital resources, and the extent to which it continues to repurchase shares, which depends on its capital needs, market conditions, the price of its common stock and other considerations; the Company’s ability to expand its Stran and SLS segments as planned and to realize the expected benefits of its strategic investments; changes in demand for promotional products, branded merchandise, and loyalty incentive programs; the Company’s ability to manage its growth effectively and control operating expenses; the impact of general economic conditions, including inflation, supply chain disruptions, and changes in consumer and corporate spending; increased competition in the promotional products industry; the Company’s ability to identify, complete, and successfully integrate acquisitions; the Company’s ability to attract and retain qualified personnel; the Company’s ability to remediate the material weaknesses in its internal control over financial reporting and to maintain effective disclosure controls and procedures; increased costs and obligations once the Company ceases to qualify as an emerging growth company; risks associated with goodwill and intangible asset impairment; and fluctuations in the Company’s quarterly and annual results of operations. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s other periodic reports filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,383	$6,753
Investments	5,200	4,872
Accounts receivable, net	15,438	17,252
Inventory	10,789	7,621
Prepaid expenses	2,231	1,778
Deposits	1,589	363
Other current assets	—	2
Total current assets	42,630	38,641

Property and equipment, net	1,452	1,944

OTHER ASSETS:
Intangible assets - customer lists, net	3,323	3,690
Intangible assets - trade name	654	654
Goodwill	2,321	2,321
Other assets	207	53
Right of use assets	1,636	2,045
Total other assets	8,141	8,763
Total assets	$52,223	$49,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$10,396	$8,568
Accrued payroll and related	2,538	1,970
Unearned revenue	4,564	3,201
Rewards program liability	924	1,500
Sales tax payable	290	327
Current portion of contingent earn-out liabilities	145	105
Current portion of installment payment liabilities	175	230
Current portion of vehicle loan	5	—
Current portion of lease liabilities	571	602
Total current liabilities	19,608	16,503

LONG-TERM LIABILITIES:
Long-term contingent earn-out liabilities	—	455
Long-term installment payment liabilities	—	147
Long-term lease liabilities	1,311	1,695
Long-term vehicle loan	28	47
Total long-term liabilities	1,339	2,344
Total liabilities	20,947	18,847

Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 18,554,776 and 18,508,157 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	37,628	37,925
Accumulated deficit	(6,401)	(7,489)
Accumulated other comprehensive income	47	63
Total stockholders’ equity	31,276	30,501
Total liabilities and stockholders’ equity	$52,223	$49,348

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

(in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Sales	$28,099	$25,981	$92,706	$87,252

Cost of sales	18,738	18,909	63,680	61,829

GROSS PROFIT	9,361	7,072	29,026	25,423

OPERATING EXPENSES:
General and administrative expenses	9,514	8,854	28,448	27,345
Total operating expenses	9,514	8,854	28,448	27,345

(LOSS) INCOME FROM OPERATIONS	(153)	(1,782)	578	(1,922)

OTHER INCOME:
Other income, net	126	304	369	584
Interest income	99	87	233	206
Realized gain on investments	2	79	12	146
Total other income	227	470	614	936

INCOME (LOSS) BEFORE INCOME TAXES	74	(1,312)	1,192	(986)

Provision (benefit) for income taxes	39	(72)	104	4

NET INCOME (LOSS)	$35	$(1,240)	$1,088	$(990)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.00	$(0.07)	$0.06	$(0.05)
Diluted	$0.00	$(0.07)	$0.06	$(0.05)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	18,598,888	18,384,904	18,651,811	18,526,004
Diluted	18,625,131	18,384,904	18,679,075	18,526,004

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

(in thousands)

(unaudited)

	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,088	$(990)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	870	808
Noncash operating lease expense	515	682
Noncash earnout liability adjustment	(329)	—
Provision for credit losses	43	536
Noncash interest accretion	23	35
Stock-based compensation	202	65
Realized gain on short-term investment	(12)	—

Changes in operating assets and liabilities:
Accounts receivable, net	1,770	931
Accounts receivable – related parties, net	—	172
Inventory	(3,168)	(2,352)
Prepaid corporate taxes	—	(34)
Prepaid expenses	(453)	146
Deposits	(1,226)	(157)
Other assets	(152)	507
Accounts payable and accrued expenses	1,830	(1,460)
Accrued payroll and related	569	92
Unearned revenue	1,363	(264)
Rewards program liability	(576)	(3,049)
Sales tax payable	(37)	(103)
Operating lease liabilities	(522)	(399)
Net cash provided by (used in) operating activities	1,798	(4,834)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(21)	(700)
Proceeds from sale of investments	800	9,043
Purchase of investments	(1,133)	(5,210)
Net cash (used in) provided by investing activities	(354)	3,133

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent earn-out liabilities	(86)	(151)
Payment of installment payment liabilities	(225)	(255)
Payment for stock repurchase	(499)	(554)
Repayment of vehicle loan	(4)	—
Net cash used in financing activities	(814)	(960)

NET CHANGE IN CASH AND CASH EQUIVALENTS	630	(2,661)

CASH AND CASH EQUIVALENTS - BEGINNING	6,753	9,358
CASH AND CASH EQUIVALENTS - ENDING	$7,383	$6,697

Non-GAAP Financial Measures

EBITDA is a numerical measure that the Company believes helps investors to compare its operating performance to that of other companies. “EBITDA” is defined as net income (loss) excluding interest income/expense, provision (benefit) for income taxes and depreciation and amortization expense. The Company believes EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest income/expense), (ii) tax consequences and (iii) asset base (depreciation and amortization). EBITDA is a “non-GAAP financial measure” as defined under Regulation G under the Exchange Act. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA are significant components in understanding and assessing the Company’s results of operations. The Company’s EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.

The following table presents the reconciliation of EBITDA to its most comparable GAAP measure, net income (loss), as reported (unaudited):

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) (GAAP)	$35	$(1,240)	$1,088	$(990)
Interest income	(99)	(87)	(233)	(206)
Provision (benefit) for income taxes	39	(72)	104	4
Depreciation and amortization	285	287	870	808
EBITDA	$260	$(1,112)	$1,829	$(384)